Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-102627 and No. 333-107990) of Plains Exploration & Production Company of our report dated March 10, 2004 relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas

March 11, 2004